UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2023

ELECTRAMECCANICA VEHICLES CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38612	98-1485035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Silver Drive Third Floor Burnaby, British Columbia, Canada	V5H 0H5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 428-7656

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	SOLO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Mark Orsmond as Chief Financial Officer

On October 12, 2023, ElectraMeccanica Vehicles Corp. (the “Company”) announced that Mark Orsmond is no longer serving as the Company’s Chief Financial Officer, effective October 9, 2023, and will be departing the Company. Mr. Orsmond had been serving as the Company’s principal financial officer and principal accounting officer.

Pursuant to Mr. Orsmond’s employment agreement with the Company, dated August 22, 2022 (the “Orsmond Employment Agreement”), Mr. Orsmond is entitled to certain payments and benefits, including (i) all accrued and unpaid statutory holiday and vacation pay (if any), salary, and expense reimbursement, up to and including the Date of Termination (as defined in the Orsmond Employment Agreement); (ii) an amount equal to 13 months’ salary; (iii) benefits for 12 months from the Date of Termination; and (iv) the opportunity to exercise any unexercised and fully vested portion of any options on the Date of Termination any time during the 12 months thereafter. In accordance with the Orsmond Employment Agreement, Mr. Orsmond will be required to enter into an agreement providing for a general release of claims in favor of the Company as a condition precedent to receiving any payments or benefits under the Orsmond Employment Agreement.

Additionally, on October 11, 2023, the Company and Orsim Finance Ltd (“Orsim”) entered into a consulting services agreement, effective October 13, 2023, pursuant to which Mr. Orsmond, an employee of Orsim, will provide certain consulting and transitional services to the Company through December 31, 2023, subject to certain excluded periods and termination rights by either party (the “Orsmond Consulting Agreement”). In consideration of the services to be provided by Mr. Orsmond, the Company will pay Orsim a consulting fee of CAN$45,810 per month. Orsim and/or Mr. Orsmond have also agreed to certain covenants regarding confidentiality, non-disparagement, non-solicitation and intellectual property rights.

Appointment of Stephen Johnston as Chief Financial Officer

In connection with the departure of Mr. Orsmond, on October 9, 2023 (the “Start Date”), the Company appointed Stephen Johnston as the Company’s Chief Financial Officer, effective immediately. Mr. Johnston will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Johnston, age 53, joins the Company bringing almost 30 years of diverse, global experience having previously served as a Chief Financial Officer, Corporate Controller, and Chief Accounting Officer, as well as partner of a “Big Four” accounting firm. Since June 2023, Mr. Johnston has provided finance and accounting consulting services to the Company. Prior to joining the Company, Mr. Johnston was the Chief Financial Officer of Ideanomics, Inc. (Nasdaq: IDEX), an international manufacturer of electric powered two- and four-wheel mobility solutions (“Ideanomics”). Prior to Ideanomics, Mr. Johnston was the Chief Financial Officer for Dura Automotive Systems, Inc., a global automotive supplier for highly integrated mechatronic systems, and lightweight structural solutions (“Dura”), with oversight of the financial performance of the company’s 22 plants in 11 countries. Prior to Dura, Mr. Johnston served as the North American Regional Chief Financial Officer for Tower Automotive (NYSE: TOWR), a manufacturer of engineered metal structures and complex welded assemblies for body and chassis. Mr. Johnston is a certified public accountant (CPA) and a member of the Michigan Association of CPAs and the American Institute of CPAs.

In connection with Mr. Johnston’s appointment as the Company’s Chief Financial Officer, on October 9, 2023, the Company and Mr. Johnston entered into an executive employment agreement (the “Johnston Employment Agreement”). Unless terminated earlier in accordance with the terms of the Johnston Employment Agreement, Mr. Johnston’s employment will continue until the three-year anniversary of the Start Date (the “Initial Term”) and will automatically renew for additional one-year periods unless either the Company or Mr. Johnston provides notice prior to the end of the then-current term. Pursuant to the terms of the Johnston Employment Agreement, Mr. Johnston is entitled to receive, among other things, the following compensation and benefits:

•	an annual base salary of $425,000, subject to review and adjustment on an annual basis;

•	a sign-on grant of restricted stock units (“RSUs”) under the Company’s 2020 Stock Incentive Plan (the “Plan”) covering 300,000 shares of the Company’s common stock, which will vest in three equal annual installments from the grant date, subject to such other terms and conditions set forth in the related RSU award agreement to be entered into between the parties;

•	eligibility for a 2023 pro rata cash bonus based on his achievement of pre-defined personal objectives with a target incentive bonus of $63,750;

•	beginning January 1, 2024, eligibility to participate in the Company’s annual cash incentive program, with a target incentive bonus of 60% of his base salary;

•	beginning January 1, 2024, eligibility to receive grants of restricted shares and performance shares and other awards under the Plan, with the amount of and the mix of such equity awards, the vesting schedule and the other terms and conditions of the awards to be established by the compensation committee of the Company’s board of directors in its sole discretion;

•	in the event of termination of full-time employment by the Company without Cause (as defined in the Johnston Employment Agreement) or by Mr. Johnston for Good Reason (as defined in the Johnston Employment Agreement), a severance payment equal to the sum of: (i) 12 months of his then base salary, plus one month of his then base salary for every completed year of service (to a maximum of 16 months); (ii) six times the monthly amount that is charged to COBRA qualified beneficiaries for the same medical coverage options elected by Mr. Johnston immediately prior to his last day of employment; and (iii) the greater of (a) the average amount paid to Mr. Johnston under the Company’s annual cash incentive program in the two prior years and (b) 80% of Mr. Johnston’s target under the Company’s annual cash incentive program for the current fiscal year, in addition to a pro-rata amount under the Company’s annual cash incentive program for the year in which the termination occurred; and

•	upon a Change of Control (as defined in the Johnston Employment Agreement), Mr. Johnston’s RSUs (including the sign-on RSUs) shall immediately vest.

Any severance pay and other related benefits due under the Johnston Employment Agreement are subject to the requirement that Mr. Johnston execute (and not revoke) a general release and waiver of any claims in connection with his employment and termination. Pursuant to the Johnston Employment Agreement, Mr. Johnston has also agreed to certain undertakings regarding non-solicitation, non-competition and non-disparagement.

There are no arrangements or understandings between Mr. Johnston and any other person pursuant to which he was appointed to serve as the Company’s Chief Financial Officer. There are also no family relationships between Mr. Johnston and any director or executive officer of the Company, and Mr. Johnston does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Orsmond Consulting Agreement and the Johnston Employment Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Orsmond Consulting Agreement and the Johnston Employment Agreement, each of which is filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (this “Current Report”), respectively, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 12, 2023, the Company released a letter from Susan E. Docherty, the Company’s Chief Executive Officer, to its shareholders. A copy of the letter is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing or document.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
10.1	Independent Contractor Consulting Agreement, dated October 11, 2023, between ElectraMeccanica Vehicles Corp. and Orsim Finance Ltd

10.2	Executive Employment Agreement, dated October 9, 2023, between ElectraMeccanica Vehicles Corp. and Stephen Johnston

99.1	CEO letter, dated October 12, 2023

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2023	ELECTRAMECCANICA VEHICLES CORP.

	By:	/s/ Michael Bridge
Michael Bridge
General Counsel and Corporate Secretary